As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-275062

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	85-3926944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer

Impact BioMedical Inc.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.	Joseph M. Lucosky, Esq.
Sichenzia Ross Ference Carmel LLP	Lucosky Brookman LLP
1185 Avenue of the Americas, 31 Fl.	101 Wood Avenue South, 5th Floor
New York, NY 10036	Woodbridge, NJ 08830
Tel: (212) 930-9700	Tel: (732) 395-4400
Fax: (212) 930-9725	Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-275062) is filed solely to amend Item 13 of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 13, and the signature page. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,435.40
FINRA filing fee	$2,975.00
NYSE American listing fee	$60,000.00
Legal fees and expenses	$125,000.00
Accounting fees and expenses	$15,000.00
Transfer agent and registrar fees	$5,500.00
Miscellaneous fees and expenses	$41,089.60
Total	$252,000.00

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Henrietta, New York on the 27th day of August 2024.

IMPACT BIOMEDICAL INC.

	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	President

Dated: August 27, 2024

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank D. Heuszel, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank D. Heuszel
Frank D. Heuszel	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and President	August 27, 2024

/s/ Jason Grady
Jason Grady	Director	August 27, 2024

/s/ Todd D. Macko
Todd D. Macko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	August 27, 2024

/s/ Mark Suseck
Mark Suseck	Chief Operating Officer	August 27, 2024

/s/ Dr. Elise Brownell
Dr. Elise Brownell	Director	August 27, 2024

/s/ Melissa Sims
Melissa Sims	Director	August 27, 2024

/s/ Castel Hibbert
Castel Hibbert	Director	August 27, 2024

/s/ Christian Zimmerman
Christian Zimmerman	Director	August 27, 2024

/s/ David Keene
David Keene	Director	August 27, 2024

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